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                                                                     EXHIBIT 4.3

                              AMENDMENT NO. 2 TO
                          INVESTORS RIGHTS AGREEMENT

     This AMENDMENT NO. 2 TO INVESTORS RIGHTS AGREEMENT dated March 21, 2000 (this "Amendment") amends that certain Investors Right Agreement, which is
       ---------
attached hereto as Exhibit A, dated as of September 28, 1999, by and among Lexar
                   ---------
Media, Inc., a California corporation (the "Company"), certain existing
                                            -------
shareholders of the Company listed on Schedule 1 thereto and certain investors listed on Schedule 2 thereto, as amended by that certain Amendment No. 1 to Investors Rights Agreement, which is attached hereto as Exhibit B, dated as of
                                                        ---------
December 18, 1999, (the "Investors Rights Agreement").  The capitalized terms
                         --------------------------
not otherwise defined herein have the respective meanings given to them in the Investors Rights Agreement.

                                   RECITALS

     A. Section 7.1 of the Investor Rights Agreement states in part that any term or provision of the Investors Rights Agreement may be amended by a writing signed by the Company and holders of at least two-thirds (2/3rds) of the Registrable Common.

     B. The undersigned parties include the Company and the holders of at least two-thirds (2/3rds) of the Registrable Common.


                                  AGREEMENTS

     NOW, THEREFORE, in consideration of the mutual promises made herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree to amend the Investors Rights Agreement as follows:

     1. Section 1.11 of the Investors Rights Agreement is amended by adding a reference to the Convertible Promissory Note (the "Sony Note") issued pursuant to that certain Convertible Note and Warrant Purchase Agreement, dated as of even date herewith (the "Purchase Agreement"), by and between the Company and Sony Electronics, Inc. ("Sony"). Section 1.11 shall read in its entirety as follows:

          1.11.  "Registrable Common" means (a) any shares of Common Stock which
                  ------------------
     have been issued or are issuable upon the conversion of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred, (b) any shares of Common Stock which have been issued or are issuable upon exercise of the Warrants, the Series C Warrant, the Series E Warrant or the Bridge Loan Warrant, (c) any shares of Common Stock which have been issued or are issuable upon conversion of the convertible promissory note issued to Sony Electronics, Inc. ("Sony") on or about March 21, 2000 and (d) any share of Common Stock issued as a dividend, stock split, reclassification,
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     recapitalization or other distribution with respect to or in exchange for replacement of any Registrable Common, and, and, provided, however, that shares of Common Stock shall no longer be Registrable Common when they shall have been effectively registered under the Securities Act and sold by the Holder thereof in accordance with such registration or sold by the Holder pursuant to Rule 144.

     2. Section 1.22 of the Investors Rights Agreement is amended by adding a reference to the warrant issued to Sony pursuant to the Purchase Agreement (the "Sony Warrant"). Section 1.22 shall read in its entirety as follows:

          1.22. "Warrants" means (a) the warrants to purchase 125,000 shares of
                 --------
     the Company's Common Stock granted to certain of the Investors as of January 16, 1998, (b) the warrant granted to SMART Modular Technologies, Inc. as of September 28, 1999 to purchase up to a certain number of shares of the Company's Common Stock as set forth in the warrant, (c) the warrant to purchase up to 30,000 shares of the Company's Common Stock granted to Fenwick & West LLP as of December 8, 1999 and (d) the warrant to purchase shares of the Company's Common Stock granted to Sony on or about March 21, 2000.

     3. Sections 4.2 (iv) and 4.2 (vii) of the Investors Rights Agreement are amended by adding a reference to the Sony Note and the Sony Warrant to exclude the Sony Note, the Sony Warrant and the Common Stock issuable upon conversion of the Sony Note and the Sony Warrant from the definition of "New Securities" that are subject to each Holders' right of first refusal. Sections 4.2 (iv) and 4.2
(vii) shall read in their entirety as follows:

          (iv) the Warrants, the Series C Warrants, the Series E Warrants, the Bridge Loan Warrants or any securities issuable upon exercise of the Warrants, the Series C Warrants, the Series E Warrants and the Bridge Loan Warrants (the "Warrant Securities") or any securities issuable upon the conversion of any Warrant Securities;

          (vii) the convertible promissory note issued by the Company to Sony Electronics, Inc. on or about March 21, 2000 in the principal amount of $2,000,000, the convertible promissory note issued by the Company on or about May 13, 1999 in the principal amount of $150,000, the convertible promissory notes issued by the Company on or about August 6, 1999 in the aggregate principal amount of $2,285,449.38 or any securities issuable upon the conversion of any of such notes (the "Note Securities") or any securities issuable upon the conversion of any Note Securities;

     4. Sections 5.1.1, 5.1.2, 5.1.4 and 5.2.3 of the Investors Rights Agreement are amended by adding a reference to the Registrable Common issued or issuable upon conversion of the Series E Preferred to include the Holders of such Registrable Common as Holders who can initiate a Registration Request pursuant to Section 5.1. Sections 5.1.1, 5.1.2, 5.1.4 and 5.2.3 shall read in their entirety as follows:
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          5.1.1. If, at any time after the earlier of: (i) six (6) months after the Company's initial public offering of its Common Stock or (ii) June 1, 2001, the Company shall receive a written request for registration under the Securities Act from (a) the record Holder or Holders of an aggregate of at least a majority of the then Registrable Common not previously registered under the Securities Act and sold or (b) the record Holder or Holders of an aggregate of at least one-fifth (1/5th) of the then Registrable Common issued upon conversion of the Series E Preferred; provided that at least 500,000 shares of the Registrable Common issued upon conversion of the Series E Preferred remain outstanding (a "Registration Request"):

                 (a) the Company shall promptly give written notice to all other record Holders of Registrable Common not previously registered under the Securities Act and sold that such registration is to be effected ("Registration Notice"); and

                 (b) subject to the limitations and requirements set forth in this Section 5.1, the Company shall use its best efforts to prepare and file a registration statement under the Securities Act, covering the Registrable Common which is the subject of the Registration Request and such additional Registrable Common for which it has received written requests to register by such other record Holders:
          (i) within twenty (20) days after the delivery of the Registration Notice if the Company is subject to the reporting requirements of the Exchange Act or (ii) within forty-five (45) days after the delivery of the Registration Notice if the Company is not subject to such reporting requirements; and the Company shall use its best efforts to cause such registration statement to become effective as soon as is practicable after receipt of the Registration Request, but not later than sixty (60) days after receipt of such request.

          5.1.2. The Company shall be obligated (a) to proceed with filing the Registration Statement only if the anticipated gross offering proceeds based upon the public offering price per share proposed by the underwriters is at least $5,000,000, (b) to prepare, file and cause to become effective no more than two (2) registration statements pursuant to Registration Requests made by Holders of at least a majority of the Registrable Common under this Section 5.1 and no more than one (1) additional registration statement pursuant to a Registration Request made by the Holders of at least one-fifth (1/5th) of the Registrable Common issued or issuable upon conversion of the Series E Preferred under this Section 5.1 and (c) notwithstanding the provisions of Subsection 5.1.2(b) above, to prepare, file and cause to become effective no more than one (1) registration statement pursuant to a Registration Request made under this Section 5.1 during any six-month period.

          5.1.4. If the Holders submitting the Registration Request (the "Initiating Holders") intend to distribute the Registrable Common covered by such request by means of an underwriting, the Registration Request shall so indicate and the Company shall include such information in the Registration Notice. A majority in interest of the Initiating Holders shall select the underwriter, with the approval of the Company, which approval shall not be unreasonably withheld. Notwithstanding any other provision of this Section 5.1, if the managing underwriter advises the Initiating Holders in writing that marketing factors require reducing the number of shares to be underwritten, then the number of shares of Registrable Common included in the underwriting shall be reduced pro rata among all participating Holders in proportion (as nearly as practicable) to the amount of Registrable Common owned by each participating Holder; provided, that, if in connection with a Registration Request made by the Holders of the Registrable Common issued or issuable upon conversion of the Series E Preferred, Registrable Common is being included in the underwriting pursuant to a Holder's incidental registration rights under Section 5.2, such reduction shall be made: (i) first, from the number of Registrable Common requested to be included in the underwriting pursuant to Section 5.2, on a pro rata basis, based on the number of Registrable Common requested to be included in the registration by Holders pursuant to Section 5.2, and (ii) second, from the number of Registrable Common requested to be included in such underwriting by the applicable Initiating Holders, on a pro rata basis, based on the number of Registrable Common requested to be included in the registration by such Initiating Holders; provided, however that such reduction shall be
                                 --------  -------
     made only if all other securities (other than Registrable Common) to be included already have been entirely excluded from the underwriting.

          5.2.3. If in the good faith judgment of the managing underwriter of such public offering, marketing factors require the number of securities otherwise to be included in the underwritten public offering to be reduced or excluded such number may be reduced pro rata (by number of shares) or excluded among the Holders thereof requesting such registration; provided, however, that, (i) in connection with an offering initiated by the Company, such reduction shall be made: (a) first, from the number of securities requested to be included in such offering by Holders exercising incidental registration rights pursuant to this Section 5.2, on a pro rata basis, based on the number of Registrable Common requested to be included in the offering by such Holders and (b) second, from the number of securities to be offered for the account of the Company and (ii) in connection with a Registration Request made by the Holders of the Registrable Common issued or issuable upon conversion of the Series E Preferred, such reduction shall be made: (a) first, from the number of securities requested to be included in such offering by Holders exercising incidental registration rights pursuant to this Section 5.2, on a pro rata basis, based on the number of Registrable Common requested to be included in the offering by such Holders and (b) second, from the number of securities to be offered by the Initiating Holders, on a pro rata basis, based on the number of Registrable Common requested to be included in the offering by such Initiating Holders under Section 5.1 or 5.3; and, provided, further, that the number of
                                    --------  -------
     Registrable Common included in any such registration is not reduced below 10 percent (10%) of the shares included in the registration, except for a registration relating to the Company's initial public offering, from which all Registrable Common may be excluded.

     5. Section 7.1 of the Investors Rights Agreement is amended by adding a reference to the Registrable Common issued or issuable upon conversion of the Series E Preferred to include the Holders of such Registrable Common as Holders who can initiate a Registration Request pursuant to Section 5.1.1. The second sentence of Section 7.1 shall read in its entirety as follows:

     Notwithstanding the previous sentence and in lieu of the vote required therein, no such amendment or waiver shall (i) adversely affect the rights of a Holder, to (A) attend Board meetings pursuant to Section 2.5 or (B) receive expense reimbursement pursuant to Section 3.3 without the written consent of the affected Holder, or (ii) adversely affect the rights of the Holders of Registrable Common issued or issuable upon conversion of the Series E Preferred to make a Registration Request pursuant to Sections
     5.1.1 and 5.1.2 without the written consent of four-fifths (4/5ths) of the Series E Preferred.

     6. Except as expressly modified by this Amendment, all terms of the Investors Rights Agreement shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

COMPANY:                              LEXAR MEDIA, INC.


                                      By:_______________________________________
                                         Name:  Mr. John Reimer
                                         Title: President and Chief Executive
                                                Officer


SHAREHOLDERS:                         __________________________________________
                                      John Reimer


                                      __________________________________________
                                      Petro Estakhri


                                      __________________________________________
                                      Mahmud ("Mike") Assar






        SIGNATURE PAGE TO AMENDMENT NO. 2 TO INVESTORS RIGHTS AGREEMENT
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INVESTORS:                              GE CAPITAL EQUITY INVESTMENTS, INC.
                                        a Delaware corporation


                                        By:_____________________________________
                                           Name:________________________________
                                           Title:_______________________________





        SIGNATURE PAGE TO AMENDMENT NO. 2 TO INVESTORS RIGHTS AGREEMENT
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                                        ST. PAUL VENTURE CAPITAL IV, LLC


                                        By:_____________________________________
                                           Name:________________________________
                                           Title:_______________________________


                                        ST. PAUL VENTURE CAPITAL V, LLC


                                        By:_____________________________________
                                           Name:________________________________
                                           Title:_______________________________


                                        ST. PAUL VENTURE CAPITAL AFFILIATES
                                        FUND I, LLC

                                        By St. Paul Venture Capital, Inc.,
                                        Its Manager


                                        By:_____________________________________
                                           Name:________________________________
                                           Title:_______________________________




        SIGNATURE PAGE TO AMENDMENT NO. 2 TO INVESTORS RIGHTS AGREEMENT
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                                             APV TECHNOLOGY PARTNERS II, L.P.


                                             By APV Management Co. II, LLC,
                                             Its Managing General Partner

                                             By:________________________________
                                                Name:___________________________
                                                Title:__________________________




        SIGNATURE PAGE TO AMENDMENT NO. 2 TO INVESTORS RIGHTS AGREEMENT

                                             THE JOHN TU AND MARY TU TRUST,
                                             DATED JUNE 16, 1995

                                             By:________________________________
                                                Name: John Tu
                                                Title: Trustee




        SIGNATURE PAGE TO AMENDMENT NO. 2 TO INVESTORS RIGHTS AGREEMENT

                                        DECLARATION OF TRUST OF DAVID SUN AND
                                        DIANA SUN, DATED FEBRUARY 26, 1986

                                        By:_____________________________________
                                           Name: David Sun
                                           Title: Co-Trustee


                                        By:_____________________________________
                                           Name: Diana Sun
                                           Title: Co-Trustee




        SIGNATURE PAGE TO AMENDMENT NO. 2 TO INVESTORS RIGHTS AGREEMENT

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                                             THOMVEST HOLDINGS, INC.


                                             By:________________________________
                                                Name:___________________________
                                                Title:__________________________




        SIGNATURE PAGE TO AMENDMENT NO. 2 TO INVESTORS RIGHTS AGREEMENT
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                                             TOSHIBA AMERICA ELECTRONIC
                                             COMPONENTS, INC.


                                             By:________________________________
                                                Name:___________________________
                                                Title:__________________________




        SIGNATURE PAGE TO AMENDMENT NO. 2 TO INVESTORS RIGHTS AGREEMENT

                                             JOHN A. ROLLWAGEN REVOCABLE TRUST
                                             U/A DATED SEPTEMBER 13, 1991


                                             By:________________________________
                                                Name:___________________________
                                                Title:__________________________




        SIGNATURE PAGE TO AMENDMENT NO. 2 TO INVESTORS RIGHTS AGREEMENT
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                                             F&W INVESTMENTS 1997


                                             By:________________________________
                                                Name:___________________________
                                                Title:__________________________


                                             FENWICK & WEST LLP


                                             By:________________________________
                                                Name:___________________________
                                                Title:__________________________




        SIGNATURE PAGE TO AMENDMENT NO. 2 TO INVESTORS RIGHTS AGREEMENT
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                                             1267104 ONTARIO, LTD.


                                             By:________________________________
                                                Name:___________________________
                                                Title:__________________________




        SIGNATURE PAGE TO AMENDMENT NO. 2 TO INVESTORS RIGHTS AGREEMENT
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                                             SIP GLOBAL I, L.P.


                                             By:________________________________
                                                Name:___________________________
                                                Title:__________________________




        SIGNATURE PAGE TO AMENDMENT NO. 2 TO INVESTORS RIGHTS AGREEMENT
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                                             NORWEST BANK MINNESOTA, N.A.


                                             By:________________________________
                                                Name:___________________________
                                                Title:__________________________




        SIGNATURE PAGE TO AMENDMENT NO. 2 TO INVESTORS RIGHTS AGREEMENT
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                                             SUNAMERICA, INC.,
                                             as beneficial owner


                                             By:________________________________
                                                Name:___________________________
                                                Title:__________________________




        SIGNATURE PAGE TO AMENDMENT NO. 2 TO INVESTORS RIGHTS AGREEMENT
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                                             VAN WAGONER CAPITAL MANAGEMENT


                                             By:________________________________
                                                Name:___________________________
                                                Title:__________________________




        SIGNATURE PAGE TO AMENDMENT NO. 2 TO INVESTORS RIGHTS AGREEMENT
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                                             OLYMPUS OPTICAL CO., LTD.


                                             By:________________________________
                                                Name:___________________________
                                                Title:__________________________



        SIGNATURE PAGE TO AMENDMENT NO. 2 TO INVESTORS RIGHTS AGREEMENT
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                                             MELLON VENTURES, L.P.


                                             By:________________________________
                                                Name:___________________________
                                                Title:__________________________




        SIGNATURE PAGE TO AMENDMENT NO. 2 TO INVESTORS RIGHTS AGREEMENT
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                                             LAGUNITAS PARTNER, L.P.


                                             By:________________________________
                                                Name:___________________________
                                                Title:__________________________


                                             GRUBER & McBAINE INTERNATIONAL


                                             By:________________________________
                                                Name:___________________________
                                                Title:__________________________


                                             ___________________________________
                                                JON D. GRUBER



        SIGNATURE PAGE TO AMENDMENT NO. 2 TO INVESTORS RIGHTS AGREEMENT